Exhibit 11

                          Viacom Inc. and Subsidiaries
                      Computation of Net Earnings Per Share

                                                 Qtr. ended September 30,  Nine months ended Sept. 30,
                                                 ------------------------  ---------------------------
                                                    1997       1996            1997       1996
                                                    ----       ----            ----       ----
                                                      (In millions, except per share amounts)
Earnings:
Earnings (loss) from continuing operations ....  $    18.4  $   108.6       $  (222.1)  $   153.5
Cumulative convertible perferred stock
  dividend requirement ........................       15.0       15.0            45.0        45.0
                                                 ---------  ---------       ---------   ---------
Earnings (loss) from continuing operations
  attributable to common stock ................        3.4       93.6          (267.1)      108.5
Earnings (loss) from discontinued operations,
net of tax ....................................         --       (6.5)           13.9        17.5
Gain on dispositions ..........................      415.9    1,304.3           428.8     1,304.3
                                                 ---------  ---------       ---------   ---------
Net earnings ..................................  $   419.3  $ 1,391.4       $   175.6   $ 1,430.3
                                                 =========  =========       =========   =========

Primary Computation:
  Shares:
  Weighted average number of
     common shares outstanding ................      353.0      361.6           352.7       367.8
  Common shares potentially issuable in
  connection with:
     Stock options and warrants(a) ............        0.6        2.4             1.3         3.8
                                                 ---------  ---------       ---------   ---------
  Weighted average common shares and common
     share equivalents ........................      353.6      364.0           354.0       371.6
                                                 =========  =========       =========   =========

Net earnings per common share:
     Earnings (loss) from continuing operations  $    0.01  $     .26       $   (0.75)  $    0.29
     Earnings (loss) from discontinued
     operations, net of tax....................         --       (.02)           0.04        0.05
     Gain on dispositions .....................       1.18       3.58            1.21        3.51
                                                 ---------  ---------       ---------   ---------
     Net earnings .............................  $    1.19  $    3.82       $    0.50   $    3.85
                                                 =========  =========       =========   =========

Fully Diluted Computation:
  Shares:
  Weighted average number of common shares
     outstanding ..............................      353.0      361.6           352.7       367.8
  Common shares potentially issuable in
  connection with:
     Stock options and warrants(a) ............        0.8        2.6             1.4         3.9
     Preferred Stock (b) ......................       17.2       17.2              --        17.2
                                                 ---------  ---------       ---------   ---------
  Weighted average common shares and common
     share equivalents ........................      371.0      381.4           354.1       388.9
                                                 =========  =========       =========   =========

Net earnings per common share:
  Earnings (loss) from continuing operations ..  $    0.05  $     .28       $   (0.75)  $    0.39
  Earnings (loss) from discontinued
  operations, net of tax.......................         --       (.01)           0.04        0.04
  Gain on dispositions ........................       1.12       3.42            1.21        3.36
                                                 ---------  ---------       ---------   ---------
  Net earnings ................................  $    1.17  $    3.69       $    0.50   $    3.79
                                                 =========  =========       =========   =========

(a) Common share equivalents had a dilutive effect on earnings from continuing operations per share for the quarters ended September 30, 1997 and 1996 and the nine months ended September 30, 1996 and therefore were included in the primary and fully diluted earnings per share computation. For the nine months ended September 30, 1997 they had an anti-dilutive effect, however, they were included in the primary and fully diluted earnings per share computation as they had a dilutive effect on net earnings.

(b) For the nine months ended September 30, 1997, the assumed conversion of preferred stock had an anti-dilutive effect on earnings per share, resulting from the assumed reduction in Preferred Stock dividends, and therefore was excluded from the fully diluted earnings per share calculation.